SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2014

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 2, 2014, the Company held an annual meeting of its shareholders to vote on the following proposals:

Proposal One – Election of Directors: The board of directors nominated eleven nominees to stand for election at the 2014 meeting and each of the nominees were elected at the meeting. In accordance with the voting results listed below, the nominees were elected to serve until the 2015 annual meeting and until their successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Martin E. Stein, Jr.	77,015,432	6,507,436	2,008,366
Raymond L. Bank	82,493,276	1,029,592	2,008,366
C. Ronald Blankenship	82,687,604	835,264	2,008,366
A. R. Carpenter	70,087,219	13,435,649	2,008,366
J. Dix Druce	82,545,190	977,678	2,008,366
Mary Lou Fiala	82,847,007	675,861	2,008,366
Douglas S. Luke	82,561,318	961,550	2,008,366
David P. O’Connor	83,226,231	296,637	2,008,366
John C. Schweitzer	82,473,860	1,049,008	2,008,366
Brian M. Smith	82,695,295	827,573	2,008,366
Thomas G. Wattles	82,688,109	834,759	2,008,366

Proposal Two – An Advisory Resolution on Executive Compensation for Fiscal Year 2013: In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2013 has been approved.

For	Against	Abstain	Broker Non-Votes
78,405,137	4,996,293	121,438	2,008,366

Proposal Three – Ratification of Independent Registered Public Accountant: The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2014. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the shareholders at the annual meeting. The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2014 in accordance with the voting results listed below.

For	Against	Abstain
85,062,019	417,937	51,278

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)

May 5, 2014	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
and Treasurer (Principal Accounting Officer)

4